                                                                  Exhibit 5.1(c)


                                Brown & Wood LLP

                             One World Trade Center
                            New York, NY 10048-0557

                             Telephone: 212-839-5300
                            Facsimile: 212-839-5599


                                                February 15, 2001


HomeSide Lending, Inc.
7301 Baymeadows Way
Jacksonville, Florida 32256


Ladies and Gentlemen:

     We have acted as special counsel as to the laws of the State of New York in connection with the filing by HomeSide Lending, Inc. (the "Company") of a Registration Statement on Form S-3 (No.333-54684) (the "Registration Statement") relating to $1,000,000,000 aggregate initial public offering price of its debt securities, including medium-term notes (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of May 15, 1997 between the Company and The Bank of New York, as trustee (the "Indenture").

     We have examined such documents and records and made such investigation as we deemed appropriate or necessary, including examining the Registration Statement and the Indenture.

     Based upon the foregoing, subject to the limitations set forth herein and having regard for such legal considerations as we deem relevant, we are of the opinion that when the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Notes will constitute legal, valid and binding obligations of the Company subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws of general application relating to or affecting the enforcement of creditors' rights, (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

     This opinion is confined to and is given on the basis of the laws of the State of New York as they exist on the date hereof. In giving this opinion, we have, with your permission, relied as to matters of Florida law upon the opinion of Robert J. Jacobs, Executive Vice President and Secretary of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reliance by Hutchins, Wheeler & Dittmar, a Professional Corporation, on this opinion as to matters of New York law in rendering their opinion of even date herewith filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                                Very truly yours,


                                                /s/ Brown & Wood LLP
                                                -----------------------
                                                Brown & Wood LLP





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